Exhibit 10.9

PATENT PURCHASE AGREEMENT

By and Between

SUNSHINE BIOPHARMA, INC.

And

ADVANOMICS CORPORATION

Dated as of December 28, 2015

PATENT PURCHASE AGREEMENT

THIS PATENT PURCHASE AGREEMENT (the “Agreement”), dated as of  December 28, 2015 (the “Effective Date”), is made by and between Sunshine Biopharma, Inc. a Colorado corporation (“Purchaser”), and Advanomics Corporation, a Canadian corporation (“Seller”), (collectively referred to herein as the “Parties” and individually as “Party”), who hereby agree as follows.

W I T N E S S E T H:

WHEREAS, Seller is the owner of a number of patents and patent applications covering Adva-27a as specified in Exhibit “A-1” and “A-2” attached hereto and made a part hereof (the “Assigned Patents”);

WHEREAS, Purchaser desires to acquire all of Seller’s right, title and interest in and to the Assigned Patents and Seller, in turn, desires to sell to Purchaser all such right, title and interest in and to the Assigned Patents (the “Transaction”);

WHEREAS, the Board of Directors of Purchaser and Seller have unanimously approved the Transaction upon the terms and subject to the conditions and limitations set forth in this Agreement in accordance with the laws of their respective jurisdictions;

WHEREAS, the holders of a majority of the shareholders of the Seller have approved the Transaction pursuant to the laws of its jurisdiction of incorporation; and

WHEREAS, Purchaser and Seller desire to consummate the Transaction and make certain representations, warranties, covenants and agreements in connection with the Transaction;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                      Definitions.  Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement.

ARTICLE II
PATENT SALE, TRANSFER AND ASSIGNMENT

Section 2.1                      Sale of Assigned Patents.  The Seller hereby sells, transfers and assigns all of its right, title and interest in and to: (i) the Assigned Patents, (ii) all damages based upon past, present and future infringement of the Assigned Patents, and (iii) all rights to enforce the Assigned Patents and to sue for, collect and retain any and all damages for past, present and future infringement of the Assigned Patents to the Purchaser, and the Purchaser hereby accepts such sale, transfer and assignment and agrees to pay for the Assigned Patents the Purchase Price as set forth herein below.

Section 2.2                      Purchase Price.  The purchase price to be paid by Purchaser to Seller for the Assigned Patents is Twelve Million Eight Hundred Twenty Two Thousand Four Hundred Ninety Nine US Dollars ($12,822,499) (the “Purchase Price”), which shall be paid pursuant to the terms of that certain Secured Promissory Note (the “Note”).  The Note and the applicable Security Agreement (the “Security Agreement”) are attached hereto and incorporated herein as if set forth as Exhibit “B-1” and “B-2.

Section 2.3                      Deliverables.  At the time of execution of this Agreement, the following actions shall take place, all of which shall be deemed to have occurred simultaneously, and no action shall be deemed to have been completed or any document delivered until all such actions have been completed and all required documents delivered:

(a)           Seller will deliver, or will cause to be delivered, to Purchaser the Assigned Patent Files, including all originals of all certificates and assignment documents in Seller’s possession or control.

(b)           Purchaser will deliver, or will cause to be delivered, to Seller an executed copy of the Note and Security Agreement together with an executed copy of this Agreement and all documentation lawfully required to allow Seller to “perfect” its security interest (jointly referred to as the “Transaction Documents”).

Section 2.4                      Effective Date.  This Agreement shall be effective on the Effective Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

Section 3.1                      Organization.  Seller is a corporation duly organized, validly existing and in good standing, under the laws of the Federal Government of Canada.

Section 3.2                      Ownership of the Assigned Patents and Contest.  (A) Seller owns all rights, title and interest in and to the Assigned Patents free and clear of any Liens and has the right and power to assign the Assigned Patents to Purchaser free and clear of any Liens except to the Seller as specified in this Agreement.  There are no actions, suits, claims or proceedings to which Seller is a party that is pending or, to the knowledge of Seller, threatened, to the knowledge of Seller there is no investigation pending, and Seller has not received written communications or correspondence in the twelve (12) months prior to the date hereof that (a) challenges the validity, enforcement, construction, use or ownership of the Assigned Patents.  There are no orders, decisions, injunctions, judgments, decrees or rulings enacted, adopted, promulgated or applied by a Governmental Authority binding the Seller or, to the knowledge of Seller, any of its properties comprising any portion of the Assigned Patents, which (i) restrict any of Seller’s rights, or would, to the knowledge of Seller, restrict any of Purchaser’s, or any of its successors’ and assigns’ rights, in or to the Assigned Patents.  There is no current suit, action or proceeding to which Seller or any of its Affiliates is a party or, to the knowledge of Seller, any other current suit, action or proceeding in which any third party has asserted that the Assigned Patent is not solely owned by Seller, that the Assigned Patents may not be assigned to Purchaser on the terms set forth in the Transaction Documents.  No Affiliate of Seller is the owner or exclusive licensee of the Assigned Patents.  Notwithstanding any of the foregoing, actions and other determinations received from the USPTO or equivalent patent agencies in foreign jurisdictions in the ordinary course of patent prosecution shall not be deemed, in and of itself, to render inaccurate any of the representations or warranties set forth in this Section 3.2.

Section 3.3                      Authority Relative to Agreements.  Seller has all necessary corporate power and authority, and has taken all corporate actions necessary including the requisite Board of Directors and Stockholder approval, to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and each of the other Transaction Documents by Seller and the consummation by Seller of the Transaction contemplated hereby and thereby, including without limitation the Patent Sale, have been unanimously approved by the Board of Directors of Seller and otherwise duly and validly authorized by all necessary corporate action, and no other corporate or other organizational proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement or the other Transaction Documents or to consummate the Transaction contemplated hereby and thereby, including without limitation the Patent Sale. This Agreement has been and each of the other Transaction Documents when executed will be duly and validly executed and delivered by Seller, and, assuming the due authorization, execution and delivery of this Agreement and each of the other Transaction Documents by Purchaser, constitute (or when executed will constitute) valid, legal and binding agreements and obligations of Seller enforceable against Seller in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 3.4                      No Conflict; Required Filings and Consents.  None of the execution and delivery of this Agreement or any of the other Transaction Documents by Seller, the consummation by Seller of the Patent Sale or any other transaction contemplated hereby and thereby, or Seller’s compliance with any of the provisions of this Agreement or such other Transaction Documents will (a)  conflict with or violate the Seller Charter Documents, (b) except for filings, if any, required to be made under any applicable U.S. or foreign competition, antitrust, Patent Sale control or investment Laws that require Seller to make or obtain any filing with or any permit, authorization, consent or approval of any Governmental Authority or other person, (c) result in a material breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to the creation of any material Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract to which Seller is a party or by which Seller or any of its properties or assets are bound which affect the Assigned Patents or the Transaction, or (d) violate any applicable law, other than, in the case of clauses (c) and (d), any such breach, violation, infringement, default, right, termination, amendment, acceleration, cancellation or Lien that would not have, individually or in the aggregate, a material effect on the Assigned Patents which, on or after the Patent Sale Closing, would be reasonably likely to result in Purchaser being deprived of a significant portion of the value of the Transaction.

Section 3.5                      Assigned Patents Documentation.  Seller has provided Purchaser with, or made available to Purchaser, true and correct copies of all material pertaining to the Assigned Patents.  Seller has made the Assigned Patents files available for Purchaser’s review at Seller’s place of business that is in Seller’s possession or of which Seller has knowledge, subject to redaction of financial and other sensitive terms that do not impact title or rights in or to the Assigned Patents and do not impact any obligations or liability on Purchaser.

Section 3.6                      Third-Party Agreements.  Seller has made available to Purchaser copies of all Third-Party Agreements pertaining to the Assigned Patents and such copies are true and correct in all material respects.

Section 3.7                      Information Supplied.  None of the information supplied or to be supplied by or on behalf of Seller contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 3.9                      No Exclusive Licenses.  No exclusive licenses or other rights have been granted by Seller or any of its Affiliates under the Assigned Patents.

Section 3.10                      No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III or in the other Transaction Documents, none of Seller, its Affiliates or any other person on behalf of Seller makes any express or implied representation or warranty with respect to Seller or its Affiliates or with respect to any other information provided to Purchaser in connection with the Transaction contemplated hereby, including the accuracy, completeness or currency thereof.  Except in the case of fraud, none of Seller, its Affiliates or any other person will have or be subject to any liability or indemnification obligation to Purchaser or any other person resulting from the distribution or failure to distribute to Purchaser, or Purchaser’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Purchaser, management presentations in expectation of the Transaction contemplated by this Agreement or otherwise, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 4.1                      Organization.  Purchaser is a corporation duly organized, validly existing and in good standing, under the laws of the State of Colorado.

Section 4.2                      Authority Relative to Agreement.  Purchaser has all necessary organizational power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transaction in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and each of the other Transaction Documents by Purchaser and the consummation by Purchaser of the Transaction contemplated hereby and thereby, including without limitation the Patent Sale, have been approved by the Board of Directors of Purchaser and otherwise duly and validly authorized by all necessary corporate action of Purchaser, and no other organizational proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or the other Transaction Documents or to consummate the Transaction contemplated hereby and thereby, including the Patent Sale.  This Agreement has been, and each of the other Transaction Documents when executed will be, duly and validly executed and delivered by Purchaser, and, assuming the due authorization, execution and delivery of this Agreement and each of the other Transaction Documents by Seller or applicable Affiliate(s) of Seller, constitute (or when executed will constitute) valid, legal and binding agreements and obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditor’s rights generally and by general principles of equity.

Section 4.3                      No Conflict; Required Filings and Consents.  Neither the execution and delivery of this Agreement nor any other Transaction Document or, the consummation by Purchaser of the Patent Sale or any other transaction contemplated hereby and thereby, or Purchaser’s compliance with any of the provisions of this Agreement or such other Transaction Documents will (a) conflict with or violate the organizational or governing documents of Purchaser, as amended to date; (b) require Purchaser to make or obtain any filing with or any permit, authorization, consent or approval of any Governmental Authority or other person; (c) result in a material breach, violation or infringement of, or constitute (with or without due notice or lapse of time or both) a material default (or give rise to the creation of any material Lien or any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract to which Purchaser is a party or by which Purchaser or any of its assets may be bound which affect the Assigned Patents or the Transaction; or (d) violate any applicable Law.

Section 4.4                      Acknowledgement of Disclaimer of Other Representations and Warranties.  Purchaser acknowledges that, as of the date hereof, it and its Representatives (a) have except as set forth in this Agreement received full access to Seller’s files and records relating to the Assigned Patents, including the Patent Documentation, which they and their Representatives, as of the date hereof, have requested to review, and (b) have had full opportunity to evaluate the Assigned Patents and to review publicly-available information regarding the Assigned Patents.  Purchaser further acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (A) neither Seller nor any of its Affiliates makes, or has made, any representation or warranty relating to the Assigned Patents or this Agreement and Purchaser is not relying on any representation or warranty except for those expressly set forth in this Agreement; (B) no person has been authorized by Seller to make any representation or warranty relating to itself or the Assigned Patents or otherwise in connection with this Agreement, and if made, such representation or warranty must not be relied upon by Purchaser as having been authorized by Seller; and (C) any estimate, projection, prediction, data, opinions, financial information, memorandum, presentation or any other materials or information provided or addressed to Purchaser or any of its representatives are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in Article III.  Purchaser acknowledges that it has conducted to its satisfaction, its own independent investigation of the scope, history and value of the Assigned Patents.  Without limiting the foregoing, Seller hereby disclaims any warranty (1) that the Assigned Patents could not be invalidated or otherwise become the subject of proceedings challenging Seller’s rights with respect to the Assigned Patents, (2) of merchantability or fitness for a particular purpose, or (3) that the manufacture, use, sale, importation or other exploitation of any products, technology or services will not be the subject of any third-party Intellectual Property infringement claims (whether or not such products, technology or services are covered by the claims of the Assigned Patents).

ARTICLE V
INDEMNIFICATION

Section 5.1                      Indemnification Obligations of Seller.  Subject to the limitations set forth in this Article V, Seller shall indemnify Purchaser and its Affiliates, directors, officers, employees, agents and Representatives (collectively, the “Purchaser Indemnified Parties”) and hold each of them harmless against any direct loss, liability, cost, damage or expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses, but excluding any consequential, indirect, special, incidental or punitive damages or lost profits (collectively, “Losses”), suffered by any such Purchaser Indemnified Party in connection with (i) any inaccuracy of any representation or warranty of Seller under this Agreement or (ii) any breach of any covenant or agreement of Seller under this Agreement.  The representations and warranties of Seller under this Agreement shall be deemed to have been made as of the Effective Date (unless expressly made as of another date).

Section 5.2                      Claims.  In the event that a Purchaser Indemnified Party seeks to exercise its rights to obtain indemnification for Losses pursuant to the terms of this Article V, such indemnified party shall deliver to the indemnifying person a certificate signed by an officer of such indemnified party certifying that such indemnified party has incurred, paid, sustained, reserved, or accrued, or reasonably anticipates that it may incur, pay, sustain, reserve or accrue, Losses and specifying in reasonable detail the nature of the breach or other claim and the amount of such Losses for which indemnification is being sought (each such certificate, a “Claim Notice”).  Each Claim Notice shall also include wire instructions for the delivery of funds to the indemnified person or its designee.  In the event the claim or claims set forth in a Claim Notice is (A) not contested by the indemnifying person as of the close of business on the twentieth (20th) day following delivery of such Claim Notice, or (B) agreed to in writing by the indemnifying person in advance of the expiration of such twenty (20)-day period, the indemnifying person shall be deemed to have accepted and agreed to the claims set forth in such Claim Notice and precluded from raising any objection thereafter and such claim shall be deemed final, binding and conclusive for all purposes.  The indemnifying person shall have the right to object to one or more of the claims set forth in any Claim Notice delivered by the indemnified party to the indemnifying person by serving written notice thereof within twenty (20) days following the delivery of such Claim Notice, which notice shall specify in reasonable detail the basis for such objection.  In the event that the indemnifying person shall so object in writing to any claim or claims by an indemnified party in any Claim Notice, the indemnified party shall have fifteen (15) days after receipt to such objection by the indemnifying person to respond thereto in a written statement, failing which the indemnified parties shall be deemed to have accepted the objections raised by the indemnifying person and such claim shall be deemed to be final, binding and conclusive for all purposes.  As promptly as practicable, and in any event no later than Ten (10) Business Days, following the date on which a claim becomes final and binding pursuant to this Section 5.2, the indemnifying person shall pay the full amount of such claim by wire transfer of immediately available funds to the account designated by the indemnified party, subject to the limitations of this Article V.

Section 5.3                      Sole Remedy; Limitation of Damages.  From and after the Patent Sale Closing, except for specific performance and any other equitable remedy, the indemnification provisions set forth in this Article V shall be the sole remedy for either Party with respect to this Agreement or any matter arising out of or relating hereto (other than with respect to Post-Closing Covenants).  Neither Party shall be liable for special, incidental, indirect or consequential damages or lost profits with respect to this Agreement or any matter arising out of or relating hereto.

ARTICLE VI
GENERAL PROVISIONS

Section 6.1                      Notices.  Any notice required to be given hereunder shall be sufficient if in writing by reliable overnight delivery service (with proof of delivery) or by certified or registered mail (return receipt requested), addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.1):

(a)           if to Purchaser:                                      Dr. Abderrazzak Merzouki, COO
Sunshine Biopharma Inc.
469 Jean-Talon West, 3rd Floor
Montreal, Quebec H3N 1R4
Canada
Phone: 514-764-9698
Fax: 514-764-9699

with a copy (which shall not constitute notice) to:

Andrew I. Telsey, Esq.
Andrew I. Telsey, P.C.
12835 E. Arapahoe Road
Tower One, Suite 803
Centennial, CO  80112
Phone: (303) 768-9221
Fax: (303) 768-9224

(b)           if to Seller:                                             Mr. Camille Sebaaly, Director
Advanomics Corporation
579 Lajeunesse Street
Laval, Quebec H7X 3K4
Canada
Phone:  514-814-0464
Fax: 450-689-6397

with a copy (which shall not constitute notice) to:

Mr. Frank Tutino
Tutino Joseph Grégoire
1080 Beaver Hall, Suite 600
Montréal, Québec H2Z 1S8
Canada
Phone:  514 878-3878
Fax:  514 878-9890

Section 6.2                      Interpretation; Certain Definitions.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.  When a reference is made in this Agreement to an Article, Section, Appendix, Annex or Exhibit, such reference shall be to an Article or Section of, or an Appendix, Annex or Exhibit to, this Agreement, unless otherwise indicated and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws.  References to a person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of America.

Section 6.3                      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable; (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof; and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the Patent Sale is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Patent Sale be consummated as originally contemplated to the fullest extent possible.

Section 6.4                      Entire Agreement.  This Agreement (including the exhibits, annexes and appendices hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

Section 6.5                      No Third-Party Beneficiaries.  This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.  The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Indemnified Parties.

Section 6.6                      Governing Law.  This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Purchaser or Seller in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the Province of Quebec (Canada), without giving effect to any choice or conflict of laws provision or rule that would cause the application of the Laws of any jurisdiction other than the Province of Quebec (Canada).

Section 6.7                      Specific Performance.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.  Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.  Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.8                      Counterparts.  This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.9                      Canadian Language Requirement..  The Parties hereto have agreed to execute this Agreement in the English language.

IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SUNSHINE BIOPHARMA, INC.

By:	/s/ Dr. Abderrazzak Merzouki
Dr. Abderrazzak Merzouki
Chief Operating Officer

ADVANOMICS CORPORATION

By:	/s/ Camille Sebaaly
Camille Sebaaly
Director

Exhibit A-1

Patent Title: NOVEL GEM-DIFLUORINATED C-GLYCOSIDE COMPOUNDS DERIVED FROM PODOPHYLLOTOXIN, THEIR PREPARATION AND THEIR APPLICATIONS

Owner: Advanomics Corporation

Category: Small molecule

Disease Area: Oncology

Product Code: Adva-27a

Indications: Multidrug Resistant Cancer (Pancreatic Cancer, Small-Cell Lung Cancer, Breast Cancer, Uterine Cancer)

PCT Application: PCT/FR2007/000697

Priority Date: 25-Apr-2006

Countries Issued:                Canada (CA2,650,384)
Europe (EP2,024,379) Validated in:
Belgium
France (FR0603766)
Germany
Italy
Luxembourg
Monaco
Spain
Switzerland
United Kingdom
India (IN264016)

Countries Pending: None

Exhibit A-2

Patent Title: NOVEL GEM-DIFLUORINATED C-GLYCOSIDE COMPOUNDS AS ANTI-CANCER AGENTS

Owner: Advanomics Corporation

Category: Small molecule

Disease Area: Oncology

Product Code: Adva-27a

Indications: Multidrug Resistant Cancer (Pancreatic Cancer, Small-Cell Lung Cancer, Breast Cancer, Uterine Cancer)

PCT Application: PCT/CA2014/000029

Priority Date: 14-Jan-2013

Countries Issued: None

Countries Pending:            USA
Canada
Europe
India
China
Japan
Korea

Exhibit B-1

SECURED PROMISSORY NOTE

$12,822,499.00	December 28, 2015
Montreal, Quebec, Canada

FOR VALUE RECEIVED, the undersigned, SUNSHINE BIOPHARMA, INC., a Colorado corporation with its principal place of business located at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada, H3N 1R4 (the “Maker”) hereby promises to pay to the order of Advanomics Corporation, a Canadian corporation (the “Payee”), at such place or places as Payee may designate in writing, the principal sum of Twelve Million Eight Hundred Twenty Two Thousand Four Hundred Ninety Nine U.S. Dollars and no/100 ($12,822,499.00).  Interest shall accrue on all unpaid principal balances due hereunder at the rate of two percent (2%) per annum, payable as follows:

Quarterly installments of Seventy Thousand Dollars ($70,000.00) per payment shall be due and payable on or before the end of each calendar quarter, with the first payment being due and payable on or before March 31, 2016.

This Note may be prepaid in whole or in part, at any time, without premium or penalty.  Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

The indebtedness evidenced by this Note is secured by those certain Patents issued and/or pending being assigned to Maker by Payee, of which this Note is a part, including PCT/FR2007/000697 and PCT/CA2014/000029, as more fully described in that certain Security Agreement, dated as of the date of this Note and made a part hereof. In the event of any inconsistencies between this Note and the Security Agreement, the terms of this Note shall apply and be binding upon the parties hereto.

The following events shall constitute an Event of Default:

A. Maker fails to make payment of any installment of principal and interest after such payment is due and payable under this Note and Maker has failed to cure such default within thirty (30) days from such default;

B. any default in the performance of any obligation of Maker hereunder or under any instrument or agreement executed and delivered to secure payment of this Note;

C. any event which constitutes an event or condition of default under any such security instrument or agreement;

D. A change in control of the Maker;

E. Maker defaults on any other debts, obligations, or liabilities to Payee; or

F. Maker is declared bankrupt, or insolvent, or any receiver or trustee be appointed for the property of such Maker, or should such Maker execute an assignment for the benefit of creditors.

In the event of default the entire principal shall accrue interest at the rate of Twelve percent (12%) per annum and the failure to make any payment of principal when due shall cause the whole Note to become due at once (acceleration).

Maker and each and every person and party at any time liable for the payment of the debt evidenced hereby, severally and jointly (a) waives presentation for payment, demand, protest and notice of protest and dishonor and diligence in collecting this Note, and all other demands and notices required by law (statutory and otherwise), and (b) consents to Payee extending the payment of any part or the whole part of the debt evidenced by this Note, at any time, at Payee’s sole and absolute discretion.

No delay or omission on the part of Payee in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note.  A waiver on one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.  No asserted waiver of any right by Payee shall be enforceable unless such waiver is in writing, executed by Payee.

Maker shall be responsible for all documentary stamp taxes, if any, due with respect to the delivery of this Note.

The validity, interpretation, and enforcement of this Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado.  Maker and any guarantors agree that the federal and state courts located in the State of Colorado shall have subject matter jurisdiction to entertain any action brought to enforce or collect upon this Note and by execution hereof, voluntarily submit to personal jurisdiction of such courts; provided however, such jurisdiction shall not be exclusive and, at its option, a Payee may commence such action in any other court which otherwise has jurisdiction.

Any notice to Maker provided for in this Note shall be in writing and shall be given and is effective upon: (i) delivery to Maker via electronic mail; or (ii) mailing such notice by first class mail, addressed to Maker at the Maker’s address stated below, or to such other address as Maker may designated by notice to the Payee.

The Maker agrees to pay to the Payee, when incurred, all costs and expenses incidental to collection of the amounts due herein, including but not limited to, reasonable attorney’s fees and disbursements.

SUNSHINE BIOPHARMA, INC.

By: s/ Dr. Steve N. Sllilaty
Chief Executive Officer

Exhibit B-2

SECURITY AGREEMENT

Date:	December 28, 2015

Debtor:	Sunshine Biopharma, Inc.

Address:	469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4

Secured Party:	Advanomics Corporation

Address:	579 rue Lajeunesse
Laval, Quebec, Canada H7X 3K4

1.           Security Interest.  Debtor hereby grants to Secured Party a security interest (“Security Interest”) in all of the following property and in all Proceeds and Products thereof in any form including, but not limited to, insurance proceeds, all parts, accessories, attachments, special tools, additions and accessions thereto and thereof, increases and profits received therefrom, all substitutions therefor, goods represented by, and books and records pertaining thereto, whether any of the foregoing is now owned or hereafter acquired:

 Patents issued and pending under PCT/FR2007/000697 and PCT/CA2014/000029

2.           Indebtedness Secured.  The Security Interest granted by Debtor secures payment of that certain Secured Promissory Note dated the same date as the date hereof, in the principal amount of $12,822,499.00 (US), whether any such indebtedness or liability is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, including, without limitation, any sums advanced by Secured Party for taxes, assessments, insurance and other charges and expenses as hereinafter provided.

3.           Representations and Warranties of Debtor.  Debtor represents and warrants and, so long as any Indebtedness remains unpaid, shall be deemed continuously to represent and warrant that: (a) Debtor is the owner of the Collateral free of all security interests, adverse claims or other encumbrances, except the Security Interest; (b) Debtor is authorized to enter into this Security Agreement and this Security Agreement is not in contravention of any law or any indenture, agreement or undertaking to which Debtor is a party or by which it is bound; (c) Debtor is duly organized and existing under the laws of the state of Colorado and in good standing and authorized to do business in all states in which Debtor is doing business; (d) Debtor is engaged in business operations, Debtor's business is carried on, Debtor's chief executive office is 1ocated and Debtor's records concerning the Collateral are kept at the address specified above; (e) each Account, Chattel Paper, Document, Instrument, General Intangible, which is an outstanding obligation, and Contract is genuine and enforceable in accordance with its terms against the party obligated to pay it ("Account Debtor”); (f) any amounts represented by Debtor to Secured Party as owing by each or any Account Debtor is the correct amount owing not subject to any defense, offset, claim or counterclaim against Debtor; and  (g) the collateral shall be used exclusively for business purposes.

4.           Covenants of Debtor.  So long as any Indebtedness remains unpaid, Debtor (a) will defend the Collateral against the Claims and demands of all other parties, including any Account Debtor, will keep the Collateral free from all security interests or other encumbrances, except the Security Interest and will not sell, transfer, lease, or otherwise dispose of any Collateral or any interest without the prior written consent of Secured Party; (b) will notify Secured Party promptly in writing of any change in Debtor's address, specified above or in Debtor’s name, identity or corporate structure; (c) will notify Secured Party promptly in writing of any change in the location of any Collateral or of the records with respect thereto or any additional locations at which the Collateral or records are kept, and upon reasonable notice will permit Secured Party or its agents to inspect the Collateral; (d) will notify the Secured Party immediately upon the acquisition of any titled vehicle or other assets constituting collateral which may not be perfected by the filing of a financing statement under the Uniform Commercial Code; (e) in connection herewith, will execute and deliver to Secured Party such financing statements, and other documents as may be requested by Secured Party, will pay all reasonable costs of title searches and filing financing statements and other documents in all public offices requested by Secured Party, and will do such other things as Secured Party may request; (f) if the Collateral is not a fixture, will prevent the Collateral or any part thereof from being or becoming a fixture; (g) will keep in accordance with generally accepted accounting principles, consistently applied, accurate and complete books and records concerning the Collateral, will mark any and all such records concerning the Collateral, at Secured Party’s request to indicate the Security Interest, and will permit Secured Party or its agents to audit and make extracts from and copy such records or any of Debtor’s books, ledgers, reports, correspondence or other records and will furnish Secured Party with financial statements and such other information;  (h)  will not, without Secured Party's written consent, make or agree to make any alteration, modification or cancellation of, or substitution for, or credits, adjustments or allowances on, any Collateral; (i) will promptly notify Secured Party of any default by any Account Debtor in payment or performance of its obligations with respect to any of the Collateral and (j) will promptly notify the Secured Party in the event of a materially adverse change in business or Collateral or any other occurrences which could materially and adversely affect the security of the Secured Party.

5.           Verification of Collateral.  Secured Party shall have the right to verify all or any Collateral in any manner through any medium Secured Party may consider appropriate and Debtor agrees to furnish all assistance and information and perform any acts that Secured Party may require in connection therewith.

6.           Default.

(a)           Any of the following events or conditions shall constitute an event of default (“Event of Default”) hereunder: (i) nonpayment when due, whether by acceleration or otherwise, of, principal or of interest of any indebtedness, or failure by Debtor to perform any obligation, term or condition of this Security Agreement or any other agreement between Debtor and Secured Party and such nonpayment or failure continues for a period of ten (10) days after Secured Party gives written notice thereof to the undersigned; (ii) nonpayment when due of any tax imposed on Debtor or on any assets of Debtor or any other liability of Debtor for borrowed money; (iii) if Debtor or any indorser or guarantor of any of the Indebtedness commences a voluntary case under any Chapter of the Bankruptcy Code as now or hereafter in effect, takes any equivalent or similar action by filing a petition or otherwise under any other federal or state 1aw in effect at such time relating to bankruptcy or insolvency, makes a general assignment for the benefit of creditors or admits in writing an inability to pay its debts generally as they become due; (iv) a petition is filed against the Debtor, any general partner of Debtor or any such indorser or guarantor under any other federal or state law in effect at the time relating to bankruptcy or insolvency, or a trustee, receivers custodian or agent is appointed under applicable law or under contract, whose appointment or authority is to take charge of any property of the Debtor, any general partner of Debtor or any such indorser or guarantor is for the purpose of enforcing a lien against such property or is for the purpose of general administration of such property for the benefit of the creditors of the Debtor, any general partner of Debtor or any such indorser or guarantor; (v) if any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Debtor pursuant to or in connection with this Security Agreement or otherwise (including, without limitation representations and warranties contained herein) or as an inducement to Secured Party to extend any credit to or to enter into this or any other agreement with Debtor, proves to have been false in any material respect or to have omitted any substantial contingent or  unliquidated liability of or claim against Debtor, or if upon the date of execution of this Security Agreement, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, representation, statement, warranty or audit, which change shall not have been disclosed in writing to Secured Party at or prior to the time of such execution; and (vi) death or judicial declaration of incompetency of Debtor, any general partner of Debtor or any indorser or guarantor of any of the Indebtedness.

(b)           Secured Party, at its sole election, may declare all or any part of any Indebtedness not payable on demand to be immediately due and payable upon the happening of any Event of Default.  The provisions of this paragraph are not intended in any way to affect any rights of Secured Party with respect to any indebtedness which may now or hereafter be payable on demand:

(c)           Upon the happening of any Event of Default, Secured Party’s rights and remedies with respect to the Collateral shall be those of a Secured Party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and Secured Party;

(d)           Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed, by regular or certified mail, postage prepaid, at least five (5) days prior to such action, to Debtor’s address specified above or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor; and

(e)           Debtor agrees to pay all costs and expenses incurred by Secured Party in enforcing this Security Agreement, in preserving, processing, selling, collecting upon or in realizing upon any Collateral and in enforcing and collecting any indebtedness, including, without limitation, if Secured Party retains counsel for any such purpose, a reasonable attorney's fee.

7.           Miscellaneous.

(a)          Debtor hereby authorized Secured Party, at Debtor's expense, to file such financing statement or statements, or other documents relating to the Collateral without Debtor’s signature thereon as Secured Party at its option may deem appropriate, and appoints Secured Party as Debtor's attorney-in-fact without requiring Secured Party to execute any such financing statement, or other documents in Debtor's name and to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest to protect and preserve the Collateral;

(b)          After the occurrence of an Event of Default as hereinabove describe, Secured Party may notify any or all Account Debtors and other parties obligated to pay the Collateral of the Security Interest granted hereby and may also direct any and all such Parties to make all payments of the Collateral to Secured Party;

(c)           (i) As further security for payment of the indebtedness, Debtor hereby grants to Secured Party a security interest in and lien on any and all property of Debtor which is or may hereafter be in Secured Party's possession in any capacity, including without limitation, all monies owed or to be owed by Secured Party to Debtor, and with respect to all of such property, Secured Party shall have the same rights hereunder as it has with respect to the Collateral;

(ii)           Without limiting any other right of Secured Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party at its sole election may set off against the Indebtedness any and all monies then owed to Debtor by Secured Party in any capacity, whether or not due, and Secured Party shall be deemed to have exercised such right of set-off immediately at the time of such election even though any charge thereof is made or entered on Secured Party's records subsequent thereto;

(d)           Upon Debtor's failure to perform any of its duties hereunder after applicable ten day notice, Secured Party may, but shall not be obligated to, perform any and all such duties, and Debtor shall pay an amount equal to the expense thereof to Secured Party forthwith upon written demand by Secured Party;

(e)           Secured Party may demand, collect and sue on the Collateral (in either Debtor’s or Secured Party's name at the latter's option) with the right to enforce, compromise, settle or discharge the Collateral and may indorse Debtor's name on any and all checks, commercial paper, and any other instruments pertaining to or constituting the Collateral;

(f)           No course of dealing and no delay or omission by Secured Party in exercising any right or remedy hereunder with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  Secured Party may remedy any default by Debtor hereunder or with respect to any indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor.  All rights and remedies of Secured Party hereunder are cumulative;

(g)           Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any Instrument or Chattel Paper, whether Collateral or Proceeds and whether or not in Secured Party’s possession.  Debtor waives protest of any instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable;

(h)           The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof;

(i)           If more than one Debtor executes this Security Agreement, the term "Debtor" shall include each as well as all of them and their obligations, warranties and representations as used herein, shall include the heirs, executors or administrators and the successors or assigns of those parties;

(j)           No modification, rescission, waiver, release or amendment of any provision of this Security Agreement shall be made except by a written agreement subscribed by Debtor and by a duly authorized officer of Secured Party;

(k)           All terms herein shall have the same definitions as set forth in the Uniform Commercial Code of the State of Colorado, unless otherwise defined herein;

(l)           This Security Agreement shall remain in full force and effect until Secured Party shall give written notice of its discontinuance to the Debtor.

8.           Risk of Loss.  Debtor shall at all times bear the full risk of loss or theft of, damage to or destruction of the collateral.

9            Severability.  If any provision of this Security Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Security Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

10.           Governing Law.  This Security Agreement and the transactions evidenced hereby shall be construed under the internal laws of the State of Colorado without regard to principles of conflict of law.

11.           Execution by Secured Party.  This Agreement shall take effect immediately upon execution by the Debtor and the execution hereof by the Secured Party shall not be required as a condition to the effectiveness of this Security Agreement.  The provision for execution by the Secured Party is solely for the purpose of filing this Security Agreement to the extent required or permitted by law.

12.           Notice.  Any notice under this Agreement shall be in writing and shall be deemed delivered if sent certified return receipt requested, to a party at the principal place of business specified in this Agreement or such other address as may be specified by notice given after the date hereof.

This Agreement shall have the effect of an instrument under seal.

WITNESS:		DEBTOR:
SUNSHINE BIOPHARMA, INC.
a Colorado corporation

/s/ Marwan Katbe	By:	/s/ Dr. Abderrazzak Merzouki
Chief Operating Officer

WITNESS:		SECURED PARTY:
ADVANOMICS CORPORATION
a Canadian corporation

/s/ Marwan Katbe		/s/ Camille Sebaaly
Secretary